Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-232492) on Form N-2 and on Form S-8 (Nos. 333-227117, 333-207296, 333-177433, 333-177432, 333-118681) of Capital Southwest Corporation of our report dated May 11, 2020, relating to the financial statements of I-45 SLF LLC, included as an exhibit to this Annual Report on Form 10-K of Capital Southwest Corporation for the year ended March 31, 2020.

/s/ RSM US LLP

Chicago, Illinois
June 2, 2020